EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The McClatchy Company on Form S-3 of our report dated February 6, 1997, appearing in the Annual Report on Form 10-K of McClatchy Newspapers, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Sacramento, California
March 12, 1998